Exhibit 99.2
2seventy bio Completes Spin Transaction and Launches Innovative Immuno-oncology Cell Therapy Company
–ABECMA - first ever approved multiple myeloma CAR T cell therapy leading the way -
–Two innovative bNHL and AML Phase 1 clinical studies planned to begin in 2022 -
–Robust product engine and pipeline of cell therapy candidates in liquid and solid tumors -
–Mature end-to-end cell therapy development capabilities and experience -
–Trading of TSVT to begin on Nasdaq tomorrow, November 5 -
CAMBRIDGE, Mass. – November 4, 2021 – 2seventy bio, Inc., (NASDAQ: TSVT), an emerging immuno-oncology company today announced its official launch as an independent, publicly traded company. 2seventy bio will trade on the Nasdaq Global Select Market, commencing tomorrow, November 5 under the ticker symbol “TSVT.”
“We’ve done the intense work to reach the start line and we are extremely excited to officially introduce 2seventy bio. 2seventy was created from an unrelenting desire to find new ways to outmaneuver cancer and give more time to the people we serve,” said Nick Leschly, chief kairos* officer, 2seventy bio. “Our organization is ready: from our bold and seasoned team to our deep scientific expertise and our strong financial foundation. Our commitment is to sustain the energy, passion and rigor that we have today as we establish the leading immuno-oncology cell therapy company with an aim to deliver transformative treatment options to people living with a range of difficult to treat cancers.”
The company officially separates today from bluebird bio, Inc. and launches with a robust cell therapy pipeline across a range of hematologic and solid tumors including two candidates that are planned to enter the clinic in the first half of 2022. The portfolio also includes a development and 50/50 U.S. commercialization partnership with Bristol Myers Squibb (BMS) for ABECMA, a first-in-class, BCMA-directed CAR T cell immunotherapy for multiple myeloma approved in the U.S.
Unique Scientific Approach to Cell Therapy
“Our differentiated cell therapy platform is built around the goal of delivering therapies that provide significant benefit to people living with cancer,” said Philip Gregory, chief scientific officer, 2seventy bio. “We begin with the foundational understanding that autologous CAR T cell therapy work, yet there’s room to build and improve. We identify the unmet medical need, and we strive to understand where there are unique opportunities to change the path of disease. We then undertake a deliberate process to devise an engineered solution that relies on the robust toolbox of targeting, signaling, and enhancement technologies that we have established through our extensive experience and partnerships across industry and academia. Importantly, we are uniquely positioned to deliver these therapies to patients through a development strategy that is designed to efficiently test our hypotheses and quickly deliver answers not only for a given program, but across the technologies. By taking this approach, we’re able to apply learnings across the platform in rapid succession.”
2seventy bio’s cell therapy pipeline includes approaches to hematologic malignancies and solid tumors, including two clinical studies expected to be initiated in the first half of 2022:
•Multiple Myeloma (MM):
•ABECMA (idecabtagene vicleucel; ide-cel): ABECMA, a first-in-class, B-cell maturation antigen (BCMA)-directed CAR-T cell immunotherapy approved in the U.S. for the treatment of adult patients with relapsed or refractory multiple myeloma after four or more prior lines of therapy, including an immunomodulatory agent, a proteasome inhibitor, and an anti-CD38 monoclonal antibody, is being jointly developed and commercialized with BMS in the U.S.1 ABECMA generated $67 million in U.S. sales in 3Q21, its first full quarter of launch and 2seventy bio and BMS are pursuing additional clinical studies in earlier lines of treatment for patients with MM.
•bb21217: Data from the ongoing Phase 1 study of bb21217, a BCMA-directed CART cell therapy in patients with relapsed and refractory MM that uses the ide-cel CAR molecule and is cultured with a PI3 kinase inhibitor (bb007) to enrich for T cells displaying a memory-like phenotype with the intention to increase the in vivo persistence of CAR T cells, to be presented by the end of 2021.
•Next-generation: In addition, the company is exploring a next-generation approach that utilizes the experience applying the first commercial CAR T cell in MM to aid the design of a novel autologous T cell approach.
•Acute Myeloid Leukemia (AML)/SC-DARIC 33: The initiation of an upcoming Phase 1 study of SC-DARIC33 in relapsed/refractory pediatric and young adult AML in collaboration with Seattle Children’s Therapeutics will be a first-in-human investigation of 2seventy bio’s proprietary Dimerizing Agent Regulated Immunoreceptor Complex (DARIC) T cell platform.
•B-cell non-Hodgkins Lymphoma(bNHL)/bbT369: The initiation of an upcoming Phase 1 dose-escalation study in patients with relapsed and refractory bNHL will be a proof-of-concept study of 2seventy bio’s proprietary gene editing platform, dual-targeting strategies and split co-stimulation signaling technology
•Solid Tumors: Pre-clinical studies are underway utilizing 2seventy bio’s diversified and innovative toolbox, including a program targeting MAGEA4, a surface antigen that is highly expressed across multiple solid tumors.
Blend of Strategic Collaboration and In-House Approach to Manufacturing
Integral to the delivery of 2seventy bio’s platform of cell therapies is the company’s manufacturing network, including best-in-class partnerships with academic centers and industry, purpose-built for messenger RNA (mRNA) and lentiviral vector (LVV) production. This network also includes a planned build for an internal clinical cell therapy manufacturing capability at the company’s headquarters in Cambridge, Massachusetts. This facility is designed to enable deep integration of Chemistry, Manufacturing and Controls (CMC) with research, correlative science, and clinical development, and enable the flexibility to rapidly innovate and learn as programs advance.
Launching with a Strong Financial Foundation and Leadership
2seventy bio is launching with a clear and differentiated strategy and is well-funded to deliver:
•ABECMA – In 3Q21, BMS reported total U.S. revenues of $67 million for ABECMA. 2seventy bio will continue to share equally in the costs and revenue for ABECMA in the U.S. The companies continue to experience robust demand for ABECMA and are working to improve manufacturing capacity and supply.
•Board – 2seventy bio is launching with an experienced leadership team and Board of Directors, including:
•Daniel S. Lynch (chairman – independent), Sarah Glickman (Audit Committee chair - Criteo), Denice Torres, J.D. (formerly of Johnson & Johnson), Ramy Ibrahim, M.D. (Broad Institute of MIT and Harvard), Marcela Maus, Ph.D. (Mass General Cancer Center), William Sellers, M.D. (Core Institute Member, Broad Institute of MIT, and Harvard) and Nick Leschly (2seventy bio)
•Financial Position – 2seventy bio is launching with approximately $442 million in cash, which the company anticipates is sufficient to fund operations into 2023.
1 ABECMA has also received regulatory approval in the European Union, Canada, and Switzerland. Bristol Myers Squibb continues to assume sole responsibility for drug product manufacturing and commercialization outside the United States.

About 2seventy bio
Our name, 2seventy bio, reflects why we do what we do - TIME. Cancer rips time away, and our goal is to work at the maximum speed of translating human thought into action – 270 miles per hour—to give the people we serve more time. We are building the leading immuno-oncology cell therapy company, focused on discovering and developing new therapies that truly disrupt the cancer treatment landscape. With a deep understanding of the human body’s immune response to tumor cells and how to translate cell therapies into practice, we’re applying this knowledge to deliver next generation cellular therapies that focus on a broad range of hematologic malignancies, including the first FDA-approved CAR T cell therapy for multiple myeloma, as well as solid tumors. Our research and development is focused on delivering therapies that are designed with the goal to “think” smarter and faster than the disease. Importantly, we remain focused on accomplishing these goals by staying genuine and authentic to our “why” and keeping our people and culture top of mind every day.
For more information, visit www.2seventybio.com.
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2seventy bio is a trademark of 2seventy bio, Inc.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements about our plans with respect to the development, manufacture or sale of our product candidates and the associated timing thereof, including the design and results of pre-clinical and clinical studies; the efficacy and perceived therapeutic benefits of our product candidates and the potential indications and market opportunities therefor; the strategic plans for 2seventy bio and potential corporate development opportunities; our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates; and our ability to operate as a stand-alone company and execute our strategic priorities. Applicable risks and uncertainties include the risk that we may not achieve the expected benefits of the separation; the risk that the separation could harm our business, results of operations and financial condition; our lack of independent operating history and the risk that its accounting and other management systems may not be prepared to meet the financial reporting and other requirements of operating as an independent public company; the risk that we may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent company; the risk that dedicated financial and/or strategic funding sources may not be available on favorable terms or at all; the risk that the separation may adversely impact our ability to attract or retain key personnel; the risk that the separation may adversely impact the effectiveness of development and commercialization efforts by us and our partners; the risk of possible disruption to our business as a result of the separation; ; the risk that our BLAs and INDs will not be accepted for filing by the FDA on the timeline that we expect; the risk that our plans with respect to the preclinical and clinical development and regulatory approval of our product candidates may not be successfully achieved on the planned timeline, or at all; the risk that ABECMA will not be as commercially successful as we may anticipate; and the risk that we are unable to manage our operating expenses or cash use for operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Form 10 filed by 2seventy bio with the Securities and Exchange Commission (SEC) and declared effective by the SEC on October 18, 2021, as well as discussions of potential risks, uncertainties, and in 2seventy bio’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and 2seventy bio undertakes no duty to update this information unless required by law.
*Kairos: an Ancient Greek word meaning the right, critical, or opportune moment
Investors & Media
Investors:
Elizabeth Pingpank, 860-463-0469
elizabeth.pingpank@2seventybio.com
Media:
Jenn Snyder, 617-448-0281
jenn.snyder@2seventybio.com
Victoria von Rinteln, 703-599-2868
victoria.vonrinteln@2seventybio.com